Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163075-01 on Form S-3 of our report dated February 29, 2012, relating to the consolidated financial statements and financial statement schedule of South Carolina Electric & Gas Company and affiliates appearing in this Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

February 29, 2012